UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2007
SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)
5125 Lankershim Boulevard, North Hollywood, California 91601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On June 15, 2007, the Company and Bruce McKinnon agreed that Mr. McKinnon would resign as Chief Executive Officer of the Company effective on the first to occur of (i) the appointment of a new Chief Executive Officer by the Board of Directors and (ii) July 31, 2007. Mr. McKinnon will continue to serve as President of the Company and to receive the compensation provided for in accordance with the provisions of the Employment Agreement between Mr. McKinnon and the Company dated as of October 5, 2005 through December 31, 2007, the end of the term of that agreement. In addition Mr. McKinnon will continue to serve as a Director of the Company, until he has resigned, been removed by the stockholders or not been re-elected to the Board. The Company and Mr. McKinnon have waived any claims they may have against each other and have agreed to mutual indemnification.
Item 9.01   Financial Statements and Exhibits
     None
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2007	SAVE THE WORLD AIR, INC.
	By:	/s/ Joseph Helleis
Joseph Helleis
Chairman of the Board